UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September24, 2002

Resource Asset Management Corporation

(Exact name of registrant as specified in its charter)

Nevada

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(State or other jurisdiction of incorporation)

93-0943718
(Commission File Number)	(I.R.S. Employer Identification No.)

2950 E. Flamingo Rd., Suite B Las Vegas, NV	89121
(Address of principal executive offices)	(Zip Code)

(702) 892-0990

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(Registrant's telephone number, including area code)

ITEM 1. Change in Control.

Pursuant to the terms of the rescission discussed below Charles B. Layton, Sr. and Howard L. Behling (referred to collectively hereinafter as “Behling/Layton”) have executed written resignations from the Company’s Board of Directors, subject to acceptance by the Board.

Since the Board of Directors has been composed of three individuals and because two of those individuals (Behling/Layton) became Board members pursuant to the agreement of March 17, 2002 that has been rescinded, this constitutes, upon acceptance of those resignations by the Board, a change in control of the Company.

Item 2. Acquisition or Disposition of Assets

Resource Asset Management Corporation (the "Company") has rescinded, by agreement with Behling/Layton that certain agreement dated March 17, 2002 and entitled “Agreement and Plan of Reorganization by and between VPN Communications and Southwick Management, Inc.” previously filed with the Commission and incorporated herein by reference.

Pursuant to the terms of this rescission the Company has returned to Behling/Layton 25,000 shares of the Common Stock of Southwick Management, Inc. Behling/Layton has returned to the Company 2,000,000 shares of the Company’s Common Stock and 1,000,000 shares of the Company’s Class A Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Asset Management Corporation

(Registrant)

Date: September 24, 2002

By: /s/ E. G. Marchi

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        E. G. Marchi

        President